SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2009

GREEN STAR ALTERNATIVE ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53627	88-0492010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1660 Hotel Circle North, Suite 207, San Diego, California 92108
(Address of Principal Executive Offices, Zip Code)

Registrant's telephone number, including area code:  (619) 497-2555

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

As used herein, the terms, "we," "us," "our," and the "Company" refers to Green Star Alternative Energy, Inc., a Nevada corporation, unless otherwise stated.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On September 25, 2009, Board of Directors of the Registrant dismissed Seale and Beers, CPAs as its independent registered public account firm. On the same date, the accounting firm of Chang G. Park, CPA was engaged as the Registrant's new independent registered public account firm. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of Seale and Beers and the engagement of Chang G. Park, CPAs as its independent auditor.

The interim report of Seale and Beers on the Company's financial statements for the June 30, 2009 interim period did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form 10 for the fiscal year ended December 31, 2008 a going concern qualification in the registrant's audited financial statements.

Seale and Beers CPAs were retained by the Company on August 6, 2009 and the sole responsibility of Seale and Beers CPAs concerning the review of the Company's financial statements involved the Company's interim financial statements for the three months ending June 30, 2009.

During the registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Seale and Beers CPAs whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Seale and Beers CPAs' satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

During our two most recent fiscal years and through the date of this report on Form 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

The registrant has requested that Seale and Beers CPAs furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

b) On September 23, 2009, the registrant engaged Chang G. Park, CPAs as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Chang G. Park, CPAs regarding any of the matters set forth in Regulation S-K Item 304(a)(1)(v)).

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(1) We determined on September 24, 2009 that our prior financial statements that we filed in our Form 10 and in our Amendment No. 1 to our Form 10 and which contain our audited financial statements for the 2007 and 2008 fiscal years ending December 31st of each year should no longer be relied upon because the "wind sensors" were erroneously expensed on our income statement and should have been reported as an asset on our balance sheet.

(2) On September 24, 2009, our Chief Financial Officer, Jesse M. De Castro, completed a review of our financial statements and concluded that the "wind sensors" that we acquired in September 2008 should have been reported as a part of our assets and that there was no basis to treat the purchase of the wind sensors as an expense.

In that connection, all of the financial statements that are the subject of this Item 4.02 were prepared by Moore & Associates. We have also concluded that these financial statements should not be relied upon because the Securities and Exchange Commission has charged Michael J. Moore and his auditing firm Moore & Associates with issuing false auditing reports prepared by high school graduates who had little to no experience with accounting or auditing.

According to the Commission, Moore and his firm ("M&A") issued audit reports for more than 300 clients that were mainly shell or developmental-stage companies whose stock traded on the over-the-counter bulletin board, or Pink Sheets, which frequently trades in penny stocks.

The Commission alleges that Moore and M&A violated numerous auditing standards, including a failure to hire employees with adequate technical training and proficiency. According to the Commission's complaint, they got little to no training on the job either. We have been informed that to settle the charges, Moore and M&A agreed to disgorge $179,750 plus prejudgment interest of $10,151.59, and Moore separately agreed to pay a $130,000 penalty. Moore and M&A also agreed to be permanently enjoined from future securities violations, and to be suspended from appearing or practicing before the Commission as accountants. Further, we are informed that the Public Company Accounting Oversight Board simultaneously instituted and settled disciplinary proceedings to bar Moore from being an associated person of a registered public accounting firm and revoke his firm's registration with the PCAOB.

(3) Our Board of Directors has not discussed this matter (pursuant to Item 4.02(a)) with our independent accountants but we have been informed that they are entirely aware of the matter and the basis upon which we have determined that the referenced financial statements cannot be relied upon.

(4) We have not received any advice or notice from our independent accountants requiring disclosure under paragraph (b) of this Item 4.02(b).

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a) Not Applicable.

b) Not Applicable

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN STAR ALTERNATIVE ENERGY, INC.

Date: September 25, 2009	By:	/s/ Jesse M. De Castro

Jesse M. De Castro, Chief Financial Officer

Exhibit

16.1     Letter from Seale and Beers CPAs, dated September 25, 2009, to the U.S. Securities and Exchange Commission regarding the Statements included in this Form 8-K.